SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           _________________________

                                   FORM 8-K

                                CURRENT REPORT



               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                           _________________________


      Date of Report (date of earliest event reported):  JANUARY 29, 2004



                              PSB HOLDINGS, INC.

            (Exact name of registrant as specified in its charter)



        WISCONSIN                   0-26480                   39-1804877
     (State or other           (Commission File              (IRS Employer
     jurisdiction of                Number)                 Identification
     incorporation)                                             Number)


                            1905 W. STEWART AVENUE
                               WAUSAU, WI 54401

         (Address of principal executive offices, including Zip Code)

                                (715) 842-2191
              Registrant's telephone number, including area code

                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

      On January 29, 2004, PSB Holdings, Inc. reported net income of $1,290,000, or $.74 per share, for the fourth quarter ended December 31, 2003, as compared to net earnings of $1,332,000, or $.76 per share, for the fourth quarter ended December 31, 2002. The Company also reported net income of $4,806,000 or $2.76 per share ($2.74 fully diluted), for the year ended December 31, 2003, compared to net income of $4,365,000, or $2.48 per share, for the 2002 fiscal year. All per share amounts have been adjusted to reflect a 5% stock dividend payable January 29, 2004, to shareholders of record on January 6, 2004.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (C)   EXHIBITS

            99.1  Press release dated January 29, 2004

ITEM 9.     REGULATION FD DISCLOSURE

      On January 29, 2004, PSB Holdings, Inc. issued a press release announcing its earnings for the fourth quarter and fiscal year ended December 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 9 by reference.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      On January 29, 2004, PSB Holdings, Inc. issued a press release announcing its earnings for the fourth quarter and fiscal year ended December 31, 2003, a copy of which is attached hereto as Exhibit 99.1 and incorporated in this Item 12 by reference.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PSB HOLDINGS, INC.


Date:  January 29, 2004             By:    SCOTT M. CATTANACH
                                           Scott M. Cattanach
                                           Treasurer

                                 EXHIBIT INDEX
                                      TO
                                   FORM 8-K
                                      OF
                              PSB HOLDINGS, INC.
                            DATED JANUARY 29, 2004
                 Pursuant to Section 102(d) of Regulation S-T
                        (17 C.F.R. Section 232.102(d))




99.1  PRESS RELEASE DATED JANUARY 29, 2004
                                       -3-